Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard, Allentown, PA 18195-1501
www.airproducts.com

Air Products Names Seifi Ghasemi Chairman, President and Chief Executive Officer

Lehigh Valley, Pa. (June 18, 2014) – Air Products’ (NYSE: APD) Board of Directors announced today that Seifi Ghasemi has been named its new chairman, president and chief executive officer, effective July 1.  Mr. Ghasemi is currently a director of the Company, and chairman and chief executive officer of Rockwood Holdings, Inc. (NYSE:ROC). Mr. Ghasemi succeeds John E. McGlade who will continue to serve in his current role through June 30 and then retire.

Mr. Ghasemi, who was appointed to the Board of Air Products in September 2013, is an accomplished global business leader who brings an ideal combination of financial and operational acumen, significant experience overseeing an international portfolio, and expertise in the industrial gases, specialty chemicals and advanced materials industries. Since 2001, he has served as chairman and chief executive officer of Rockwood Holdings, a global leader in inorganic specialty chemicals and advanced materials. Prior to joining Rockwood, Mr. Ghasemi held a number of leadership positions at global industrial companies, including chairman and chief executive officer of GKN Sinter Metals, Inc., and in a variety of senior roles with The BOC Group, which is now part of Linde AG.

“Seifi is a highly respected and dynamic leader with a strong track record of delivering superior shareholder returns and financial performance. Air Products has benefited greatly from his insights and guidance on the Board, and we are pleased that his significant skills will continue to benefit Air Products’ employees, shareholders, customers and communities as he works to accelerate the momentum in our business,” said Evert Henkes, presiding director of the Air Products Board.  Henkes added that the Board also wishes to thank and recognize John McGlade for almost 40 years of service to Air Products and the leadership he has demonstrated during that time.

“Air Products is a unique, global business with leading market positions in key regions and a well-balanced geographic footprint. I am excited by the many significant growth opportunities that lie ahead, driven by energy, environmental and emerging markets. The opportunity to advance this great company and improve returns is a tremendous privilege. I look forward to working with all stakeholders to take Air Products forward,” said Mr. Ghasemi.

Seifi Ghasemi Biography
Seifi Ghasemi has extensive international experience and significant knowledge of corporate governance, portfolio management, strategic planning, talent management and international operations. Prior to Rockwood Holdings, he was with GKN plc, a UK-based global industrial company where he served in various leadership positions, including chairman and CEO of GKN Sinter Metals and as a director of the Main Board. His industry experience includes nearly 20 years with The BOC Group, a global industrial gas company now part of Linde AG, where he held various senior positions including President of BOC Gases, Americas, and was a member of the BOC Group Board of Directors. Mr. Ghasemi currently serves on the Board of Directors of EnerSys, the largest industrial battery manufacturer in the world, and is Chairman of the Supervisory Board of Chemetall GmbH, a global manufacturer and developer of specialty chemicals. He holds an M.S. in Mechanical Engineering from Stanford University and received his undergraduate degree from Abadan Institute of Technology.

About Air Products
Air Products (NYSE: APD) provides atmospheric, process and specialty gases; performance materials; equipment; and technology. For over 70 years, the company has enabled customers to become more productive, energy efficient and sustainable. Recognized as one of the world’s most innovative companies by both Thomson Reuters and Forbes magazine, more than 21,000 employees in over 50 countries supply effective solutions to the energy, environment and emerging markets. These include semiconductor materials, refinery hydrogen, coal gasification, natural gas liquefaction, and advanced coatings and adhesives. In fiscal 2013, Air Products had sales of $10.2 billion. For more information, visit www.airproducts.com.

Editor’s Note: A photo of Seifi Ghasemi is available in Air Products’ News Center and also in the Company’s Photo Library.

NOTE: This release may contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release regarding important risk factors. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including risk factors described in the Company’s Form 10K for its fiscal year ended September 30, 2013.

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Media Inquiries:
George Noon, tel.: (610) 481-1990; e-mail:  noong@airproducts.com

Investor Inquiries:
Simon Moore, tel: (610) 481-7461; e-mail:  mooresr@airproducts.com